UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2022

FLUSHING FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33013	11-3209278
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

220 RXR Plaza, Uniondale, New York	11556
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(718) 961-5400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures below under Item 8.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events

Pursuant to the previously announced offering of $65.0 million aggregate principal amount of 6.000% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”) issued by Flushing Financial Corporation (the “Company”), the Company and Wilmington Trust, National Association, as trustee entered into an Indenture dated as of November 22, 2021 (the “Base Indenture”) and a Second Supplemental Indenture dated as of August 24, 2022 to the Base Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of the Notes.

The Notes initially will bear interest at a rate of 6.000% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2023. The last interest payment date for the fixed rate period will be September 1, 2027. From and including September 1, 2027 to, but excluding, September 1, 2032 or the date of earlier redemption, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined in and subject to the provisions of the Indenture, plus 313.0 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2027. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.

The Company may redeem the Notes at such times and at the redemption prices provided for in the Indenture.

The Base Indenture and the Supplemental Indenture (including the form of Notes) are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The above-mentioned offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-260993) filed by the Company. A copy of the opinion of Holland & Knight LLP relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On August 24, 2022, the Company issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated November 22, 2021, between Flushing Financial Corporation and Wilmington Trust, National Association, as trustee (incorporated by reference to the Company’s Form 8-K filed with the SEC on November 22, 2021).

4.2	Second Supplemental Indenture, dated August 24, 2022, between Flushing Financial Corporation and Wilmington Trust, National Association, as trustee.

4.3	Form of 6.000% Fixed-to-Floating Rate Subordinated Notes due 2032 (included in Exhibit 4.2)

5.1	Opinion of Holland & Knight LLP

23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)

99.1	Press Release dated August 24, 2022

104	The cover page from the Company’s Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flushing FINANCIAL CORPORATION

DATE: August 24, 2022	By:	/s/ Susan K. Cullen
Susan K. Cullen
Senior Executive Vice President and Chief Financial Officer